SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________________
FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

FiberMark, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	82-0429330

(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

161 Wellington Road, PO Box 498, Brattleboro, Vermont 05302
(Address of Principal Executive Offices) (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.
[ X ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.
[   ]

Securities Act registration statement file number to which this form relates: Not applicable
                            (If applicable)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Common Stock, $.001 Par Value Preferred Stock Purchase Rights	American Stock Exchange American Stock Exchange

Item 1. Description of Registrant’s Securities to be Registered.

1.  Common Stock.  The description under the heading "Description of Capital Stock" relating to the Registrant’s Common Stock, $.001 par value per share, in the Prospectus included in the Registrant’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission on November 19, 1997 (File No. 333-40527) is incorporated herein by reference.

2.  Preferred Stock Purchase Rights. The description of the Preferred Stock Purchase Rights contained in the Registrant’s Form 8-K filed with the Securities and Exchange Commission on May 13, 2002 (File No. 1-12865) is incorporated herein by reference.

Item 2: Exhibits.

The following exhibits are filed herewith (or incorporated by reference as indicated below):

1.  Certificate of Incorporation of the Registrant incorporated by reference to the Registrant’s Registration Statement on Form S-1 as filed with the Securities and Exchange Commission (File No. 333-47954) and which became effective on March 10, 1993.

2.  Restated Bylaws of the Registrant, incorporated by reference to the Registrant’s Registration Statement on Form S-1 as filed with the Securities and Exchange Commission (File No. 333-47954) and which became effective on March 10, 1993.

3.  Rights Agreement between the Registrant and American Transfer & Trust Company, as Rights Agent, dated May 9, 2002, which includes as Exhibit A Form of Certificate of Designation of the Series A Junior Participating Preferred Stock, as Exhibit B the Form of Rights Certificate, and as Exhibit C the Summary of Rights to Purchase Preferred Stock, incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K (File No. 1-12865) as filed with the Securities and Exchange Commission on May 13, 2002.

FiberMark, Inc.

Date: August 7, 2003	By:	/s/ Allan M. Kline

Senior Vice President and Chief Financial Officer